Exhibit 99.1

For more information contact
Media:
Communications
Media.Relations@CenterPointEnergy.com
Investors:
Jackie Richert / Ben Vallejo
Phone 713.207.6500

CenterPoint Energy completes sale of its Louisiana and Mississippi natural gas distribution businesses to Bernhard Capital Partners

Houston – April 1, 2025 - CenterPoint Energy, Inc. (NYSE: CNP) or “CenterPoint” today announced that it has successfully completed the previously announced sale of its natural gas distribution utilities in Louisiana and Mississippi to affiliates of Bernhard Capital Partners. The assets include approximately 12,000 miles of main pipeline in Louisiana and Mississippi serving approximately 380,000 metered customers. The company that will serve those customers going forward will be Delta Utilities, which is based in New Orleans.

The transaction received all federal and state regulatory approvals necessary to complete the sale, including Hart-Scott-Rodino antitrust clearance and from the Louisiana Public Service Commission and the Mississippi Public Service Commission. Delta Utilities will immediately assume responsibility for serving CenterPoint Energy’s former customers in Louisiana and Mississippi.

CenterPoint President and CEO Jason Wells said, “I would like to thank our Louisiana and Mississippi employees and those that support these businesses for their dedication to customer service and quality. We will continue to support Delta Utilities towards a smooth transition for the benefit of the customers served in those jurisdictions.”

Wells added, “The sales proceeds from this transaction support the efficient funding of what we believe is one of the most tangible long-term growth plans in the industry. We will continue to optimize the funding of our capital investments to support safety, reliability and resiliency for the benefit of our customers and communities.”

About CenterPoint Energy, Inc.

As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve approximately 7 million metered customers in Indiana, Minnesota, Ohio, and Texas. As of December 31, 2024, the company owned approximately $44 billion in assets. With approximately 8,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” “would” or other similar words are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding funding of our growth plan and capital expenditures are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of pandemics, including the COVID-19 pandemic; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; and (5) other factors, risks and uncertainties discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. Investors and others should note that we may announce material information using SEC filings and the Investor Relations page of our website, including press releases, public conference calls, webcasts. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates, and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors to review the information we post on the Investor Relations page of our website.